Exhibit 99.1

NEWS
AT FINANCIAL RELATIONS BOARD: Victoria Baker Investor/Media Inquiries 703-796-1798

FOR IMMEDIATE RELEASE

MONDAY, FEBRUARY 25, 2008

DuPont Fabros Technology, Inc. To Participate in

Citi 2008 Global Property CEO Conference

Washington, DC — February 25, 2008 – DuPont Fabros Technology (NYSE:DFT) announced today that the Company’s President and Chief Executive Officer, Hossein Fateh, is scheduled to participate in a roundtable presentation at the Citi 2008 Global Property CEO Conference in Palm Beach, Florida. The session is scheduled for Wednesday, March 5, at 11:05 a.m. Eastern Time. The presentation can be accessed live via teleconference at 719-234-7878 (Passcode: 394890).

About DuPont Fabros Technology

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology is headquartered in Washington, DC.

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